UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FIDELITY D & D BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIDELITY D & D BANCORP, INC.

Blakely and Drinker Streets

Dunmore, Pennsylvania 18512

(570) 342-8281

April 1, 2009

Dear Fellow Shareholders of Fidelity D & D Bancorp, Inc.:

On behalf of the Board of Directors, we are pleased to invite you to attend our Annual Meeting of Shareholders of Fidelity D & D Bancorp, Inc. to be held on Tuesday, May 5, 2009 at 3:00 p.m., Eastern Daylight Time, at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512. At the annual meeting, you will have the opportunity to ask questions and to make comments.  Enclosed are your notice of meeting, proxy statement, proxy card and the Company’s 2008 Annual Report to Shareholders.  These materials are also available online at www.bankatfidelity.com/proxymaterials.

The principal business of the meeting is to elect two Class A Directors, ratify the selection of our independent registered public accounting firm and to transact any other business that is properly presented at the annual meeting.  The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

We are delighted you have chosen to invest in the Company. We look forward to you joining us. Whether or not you expect to attend the annual meeting in person, we hope that you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided.  The prompt return of your proxy will save the Company expenses involved in further communications.  Your vote is important.  Voting by written proxy will ensure your representation at the annual meeting, if you do not attend in person.

We look forward to seeing you on May 5, 2009.

Sincerely,

/s/ Patrick J. Dempsey

Patrick J. Dempsey

Chairman of the Board

FIDELITY D & D BANCORP, INC.

Blakely and Drinker Streets

Dunmore, Pennsylvania 18512

(570) 342-8281

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2009

The Board of Directors is distributing this proxy statement to shareholders on or about April 1, 2009

OTC Bulletin Board trading symbol: FDBC

www.bankatfidelity.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2009

TO THE SHAREHOLDERS OF FIDELITY D & D BANCORP, INC.:

NOTICE IS HEREBY GIVEN that Fidelity D & D Bancorp, Inc. will hold its Annual Meeting of Shareholders on Tuesday, May 5, 2009 at 3:00 p.m., Eastern Daylight Time, at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512, to consider and vote upon the following proposals:

(1)           Election of two Class A Directors to serve for a three-year term and until their successors are properly elected and qualified;

(2)           To ratify the selection of Parente Randolph, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

(3)           To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

Shareholders of record at the close of business on March 11, 2009, are entitled to notice of the meeting and may vote at the annual meeting, either in person or by proxy.

Management welcomes your attendance at the annual meeting.  Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope.  The prompt return of your proxy will save expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the Company and attend the annual meeting.  Promptly returning your completed proxy will ensure that your shares are voted in accordance with your wishes and will guarantee the presence of a quorum.

The Board of Directors is distributing this proxy statement, form of proxy, and Fidelity D & D Bancorp, Inc.’s 2008 Annual Report on or about April 1, 2009.

By Order of the Board of Directors,

/s/ John T. Cognetti
John T. Cognetti
Secretary

Dunmore, Pennsylvania

April 1, 2009

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 5, 2009. The Proxy Statement, Proxy Card and 2008 Annual Report are available at www.bankatfidelity.com/proxymaterials.

PROXY STATEMENT

Date, Time and Place of the Annual Meeting

Fidelity D & D Bancorp, Inc. (the “Company”) is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company.  The annual meeting will be held at the main office of Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512, on Tuesday, May 5, 2009 at 3:00 p.m., Eastern Daylight Time.  The telephone number for the Company is (570) 342-8281.  Please direct all inquiries to Salvatore R. DeFrancesco, Jr., Treasurer and Chief Financial Officer of the Company.

Description of the Company

Fidelity D & D Bancorp, Inc., a Pennsylvania corporation and registered bank holding company, was organized in 1999 and became the holding company for The Fidelity Deposit and Discount Bank (the “Bank”) on June 30, 2000.   The Bank, the Company’s wholly-owned, sole subsidiary, was established in 1902 as a commercial banking institution under the laws of Pennsylvania.  In 1997, the Bank acquired trust powers.  The Bank offers a full range of traditional banking and trust services as well as alternative financial products and services.

The Board of Directors encloses a copy of the annual report for the fiscal year ended December 31, 2008, with this proxy statement.  The annual report is also available online at www.bankatfidelity. com/proxymaterials. You may obtain additional print copies of the Company’s annual report for the 2008 fiscal year at no cost by contacting Salvatore R. DeFrancesco, Jr., Treasurer and Chief Financial Officer, Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, telephone (570) 342-8281.

We have not authorized anyone to provide you with information.  You should rely only on the information contained in this document or in documents to which we refer you.  Although we believe we have provided you with all the information you will need to make your decision to vote, events may occur at the Company subsequent to printing this proxy statement that might affect your decision or value of your stock.

PROXY AND VOTING PROCEDURES

Solicitation and Voting of Proxies

The Board of Directors is sending this proxy statement and proxy to shareholders on or about April 1, 2009.  The Board of Directors of the Company solicits this proxy for use at the 2009 Annual Meeting of Shareholders of the Company.  The directors, officers and other employees of the Company or the Bank may solicit proxies in person or by telephone, facsimile, or other electronic means. The Company will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Company sends to shareholders.  The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these persons.  The Company will reimburse these persons for their reasonable forwarding expenses.

Only shareholders of record as of the close of business on Wednesday, March 11, 2009, the voting record date, may vote at the annual meeting.  On all matters to come before the annual meeting, shareholders may cast one vote for each share held.  Cumulative voting rights do not exist with respect to the election of directors.

By properly completing a proxy card, the shareholder appoints the proxy holders named on the proxy card to vote his or her shares as specified on the proxy card.  Any signed proxy card, which does not specify how the shares are to be voted, will be voted FOR:

•      Election of John T. Cognetti and Michael J. McDonald, Esquire, as Class A Directors of the Company, each for three-year terms expiring in 2012; and

•      Ratification of the selection of Parente Randolph, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

If a shareholder is a participant in the Fidelity D & D Bancorp, Inc. Dividend Reinvestment Plan, the enclosed proxy will also serve as a proxy for the shares held in the plan.  The Register and Transfer Company, as the administrator of the plan, will not provide plan participants with separate proxies covering the shares held in the Dividend Reinvestment Plan.  Each holder of common stock is entitled to one vote, in person or by proxy, for each whole share of common stock held as of the record date.  If your proxy is signed but does not indicate your voting preferences, the proxy holders will vote your shares in favor of the proposals and for all nominees.  If you do not return a proxy, your shares will not be voted.

Quorum and Vote For Approval

The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of common stock.  At the close of business on February 28, 2009, the Company had 2,062,128 shares of common stock outstanding, without par value.  The Company’s Articles of Incorporation also authorize the issuance of up to 5,000,000 shares of preferred stock.  The Company has not issued preferred stock.

To hold the annual meeting, a “quorum” of shareholders must be present.  Under Pennsylvania law and the by-laws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting.  Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter.  The Company will not count broker non-votes in determining the presence of a quorum.  A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.  Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Assuming the presence of a quorum, the nominees in each class of directors receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Votes withheld from a nominee and broker non-votes will not be cast for a nominee.  The Company’s Articles of Incorporation do not permit cumulative voting in the election of directors.

Revocability of Proxy

Shareholders who sign and return proxies to the Company may revoke them at any time before they are voted by:

•      Delivering written notice of revocation to John T. Cognetti, Secretary of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512; or

•      Delivering a properly executed proxy bearing a later date to John T. Cognetti, Secretary of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512; or

•      Attending the meeting and voting in person, after giving written notice to John T. Cognetti, Secretary of the Company.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting.  Should you have any questions, please call John T. Cognetti, Secretary, at (570) 342-8281.

Methods of Voting

Voting by Proxy

•      Mark your selections.

•      Date your proxy and sign your name exactly as it appears on your proxy.

•      Mail in the enclosed, postage-paid envelope.

Voting in Person

•      Attend the annual meeting and show proof of eligibility to vote.

•      Obtain a ballot.

•      Mark your selections.

•      Date your ballot and sign your name exactly as it appears in the transfer books of the Company.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of Nasdaq, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eight members. Under the Nasdaq listing standards for independence, Samuel C. Cali, Michael J. McDonald, David L. Tressler, Sr., Patrick J. Dempsey, Mary E. McDonald and John T. Cognetti meet the Nasdaq standards for independence. In determining the Director’s independence, the Board of Directors considered loan transactions between the Company and the Director, their immediate family members and businesses with whom they are associated.  This constitutes more than a majority of our Board of Directors.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board of Directors, in addition to those listed above, in reaching their determination that the directors are independent.

Name	Independent	Other transactions, Relationships or Arrangements
Samuel C. Cali	Yes	None
Michael J. McDonald	Yes	None
David L. Tressler, Sr.	Yes	None
Patrick J. Dempsey	Yes	Vendor services
Mary E. McDonald	Yes	None
John T. Cognetti	Yes	Realtor services

In each case, the Board of Directors determined that none of the transactions above impaired independence of the Director.  For more information, please refer to “Certain Business Relationships and Transactions with Management.”

Meetings and Committees of the Board of Directors

During 2008, the Company’s Board of Directors maintained three standing committees, and the Bank’s Board of Directors maintained eight standing committees.  The Board of Directors of the Company has a standing Executive Committee, Audit Committee and Human Resource/Employee Stock Incentive Committee.  In addition, the full Board of Directors of the Company performs the functions of a Nominating Committee.  The Board of Directors of the Bank has an Asset/Liability Committee, Audit and Compliance Committee, Credit Administration Committee, Executive Committee, Human Resource and Compensation Committee, Loan Application Committee, Trust/401(k)/Investment Committee, and a Building Committee.

Executive Committee.  The Executive Committee acts as the Compensation Committee for named executives and does not have a charter. Members of the Company’s Executive Committee were Patrick J. Dempsey, Chairman, Michael J. McDonald, and Brian J. Cali.  The members of the Executive Committee, other than Mr. Cali, meet the Nasdaq listing standards for independence. The principal duties of the Executive Committee are to act on behalf of the Board between meetings to take action on loan approvals, to review and approve compensation paid to senior executive officers and to evaluate governance issues and strategic plans.  The Executive Committee met five (5) times during 2008.

Audit Committee.  Members of the Company’s Audit Committee were Michael J. McDonald, Chairman, Samuel C. Cali, Mary E. McDonald and David L. Tressler, Sr.  The Board of Directors has determined that David L. Tressler, Sr. is an “audit committee financial expert” and “independent” as defined under applicable SEC and Nasdaq rules.  The principal duties of the Audit Committee, as set forth in its charter, which is available on our website, www.bankatfidelity.com, under Investor Relations — Governance Documents, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board of Directors, the engagement of an independent registered public accounting firm.  The Audit Committee met five (5) times during 2008.

Human Resource/Employee Stock Incentive Committee.  Members of the Company’s Human Resource/Employee Stock Incentive Committee were Patrick J. Dempsey, Chairman, Samuel C. Cali, John T. Cognetti and Michael J. McDonald. This committee determines which key employees are eligible for participation in the Company’s Incentive Stock Option Plan.  This committee also administers the Company’s Employee Stock Purchase Plan. The committee did not meet in 2008.

Nominating Committee.  The entire Board of Directors, each of whom, other than Steven C. Ackmann, is a non-employee director, desires to participate on and performs the functions of a Nominating Committee.  The members of the Board other than Brian J. Cali and Steven C. Ackmann meet the Nasdaq listing standards for independence.  Because of full Director participation, the Board of Directors believes there is no need to have a separate standing committee to perform similar functions. The principal duties of a Nominating Committee include developing and recommending the criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting or recommending director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Company and providing oversight in the evaluation of the Board and each committee.  Because of the rare occurrence of shareholder recommendations, the Board of Directors has not developed a formal policy to consider potential director candidates recommended by shareholders, but will give due consideration to any and all such candidates.  If a shareholder wishes to recommend a potential director candidate, the shareholder should mail the information regarding the candidate as required by the Company’s by-law provision 9.1 to the Secretary of the Company at the Company’s

offices at Blakely and Drinker Streets, Dunmore, PA 18512.  The Board acting as a Nominating Committee met one (1) time during 2008.

Human Resource and Compensation Committee.  Members of the Bank’s Human Resources and Compensation Committee were David L. Tressler, Sr., Chairman, Patrick J. Dempsey, Samuel C. Cali and Mary E. McDonald.  The principal duties of the Human Resource and Compensation Committee include the establishment of policies dealing with employee compensation, retirement and welfare benefit plans for the Bank.  The Human Resource and Compensation Committee met two (2) times during 2008.

Composition Table of the Company and Bank Committees

	AUDIT*	ALCO	CREDIT ADM.	HR/EMPLOYEE STOCK INCENTIVE	EXEC*	HUMAN RESCS.	LOAN	NOM*	TRUST/ 401K/ INVEST.	BUILDING

Samuel C. Cali	X	X		X		X	X	X	X
Brian J. Cali			X		X		X	X		X
John T. Cognetti			X	X			X	X		X
Patrick J. Dempsey		X		X	X	X	X	X	X
Mary E. McDonald	X	X				X	X	X	X
Michael J. McDonald	X		X	X	X		X	X
David L. Tressler, Sr.	X					X	X	X		X
Steven C. Ackmann		X	X			X	X		X	X
Meetings held in 2008	5	4	4	0	5	2	24	1	4	3

*Committee jointly serves both the Company and Bank.

The Board of Directors of the Company met 25 times during 2008.  There were a total of 52 meetings of the various committees of the Board of Directors in 2008.  All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served, except Chairman Emeritus, Samuel C. Cali, who has served over 50 years, attended less than 75% of the meetings due to health reasons.  The Board of Directors has no policy regarding annual meeting attendance.  All Directors attended the 2008 Annual Meeting of Shareholders and plan to attend the 2009 meeting.

Shareholder Communications

The Board of Directors has not adopted a formal process for shareholders to send communications to the Board.  Due to the infrequency of shareholder communications, the Board does not believe that a formal process is necessary.  Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

Nomination of Directors

Under the Company’s by-laws, nominations for director may be made by the Board of Directors or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the by-laws to the Company’s Secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. For our annual meeting in the year 2010, we must receive this notice on or before March 6, 2010. You can obtain a copy of the full text of the by-law provision by writing to John T. Cognetti, Secretary, Blakely and Drinker Streets, Dunmore, PA. A copy of our by-laws has been filed with the Securities and Exchange Commission as an exhibit to Registrant’s current report on Form 8-K, filed with the SEC on November 21, 2007.

Submission of Shareholder Proposals

Any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2010 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Fidelity D & D Bancorp, Inc. at its principal executive office, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, not later than December 4, 2009.

A shareholder may have other business brought before the 2010 Annual Meeting by submitting the proposal to the Company’s Secretary, in accordance with our by-laws. The proposal must be delivered to our executive offices at Blakely and Drinker Streets, Dunmore, PA 18512, to the attention of the Company’s Secretary. We are not required to include any proposal received after December 4, 2009 in our proxy materials for the 2010 annual meeting.

Employee Code of Ethics

Since 1993, the Bank has had a Code of Ethics.  As required by law and regulation, the Board of Directors amended the Code of Ethics as of March 16, 2004, so that our Code of Ethics is applicable to the Company’s and the Bank’s directors, officers and employees, including the Chief Executive Officer and senior financial officers.

The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the code of ethics. The Board of Directors periodically receives reports on our compliance program.  The Code of Ethics is posted on our website at www.bankatfidelity.com, through the Investor Relations link under Governance Documents. We have also filed a copy of the Code of Ethics with the SEC as Exhibit 14 to our December 31, 2003 Annual Report on Form 10-K.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Qualification and Nomination of Directors

The Company’s by-laws provide that the Board of Directors consist of at least three directors and be classified into three classes.  Each class is elected for a term of three years.  Accordingly, the terms of the classes expire at successive annual meetings.  The Board may fix the number of directors and their respective classifications within the foregoing limits.  A majority of the Board may also fill vacancies on the Board, and the person appointed to fill the vacancy serves, until the expiration of the term of office of the class of directors to which he or she was appointed.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED BELOW AS CLASS A DIRECTORS OF THE COMPANY.

Currently, Class A consists of two directors, Class B consists of three directors, and Class C consists of three directors.  Shareholders will elect two Class A directors at the annual meeting to serve for a three year term that expires at the Company’s annual meeting in the year 2012.

The proxy holders will vote the proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.  Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

The Board of Directors is proposing the following nominees for election as Class A Directors at the annual meeting:

John T. Cognetti	Michael J. McDonald, Esquire

The Board of Directors recommends a vote FOR the election of the above named nominees for directors.

BOARD OF DIRECTORS AND MANAGEMENT

Information as to Directors and Nominees

The following biographies contain selected information with respect to the directors of the Company.  The information includes each person’s age as of March 11, 2009, and principal occupation for at least the past five years.

Current Class A Directors (to serve until 2009) and Nominees (to serve until 2012, if re-elected)

John T. Cognetti

Mr. Cognetti, age 59, has been a Director of the Company since 1999. He has served as a member of the Bank’s Board of Directors since 1988.   Mr. Cognetti is President of The Hinerfeld Realty Co., in Scranton, Pennsylvania.

Michael J. McDonald, Esquire

Mr. McDonald, age 54, has been a Director of the Company since 1999. Mr. McDonald has served as a member of the Bank’s Board of Directors since 1994. He is a partner with the law firm of Foley, McLane, Foley, McDonald and MacGregor, in Scranton, Pennsylvania.

Current Class B Directors (to serve until 2011)

Samuel C. Cali

Mr. Cali, age 92, has been a Director of the Company since 1999. Mr. Cali previously served as Chairman of the Board of Directors of the Company from 1999 to October of 2001.  He has been a Director of the Bank since 1958 and served as Chairman of the Bank’s Board of Directors from June 1986 to October 2001. Mr. Cali is the retired proprietor of S.C. Cali Agency, an insurance agency located in Dunmore, Pennsylvania.

Mary E. McDonald

Mrs. McDonald, age 75, has been a Director of the Company since 2000.  She has been a member of the Bank’s Board of Directors since 2000.  Mrs. McDonald is a retired educator.

David L. Tressler, Sr.

Mr. Tressler, age 72, has been a Director of the Company since 1999.  Mr. Tressler has been a member of the Bank’s Board of Directors since 1998.  He is a consultant for The Quandel Group, Inc., in Scranton, Pennsylvania.

Current Class C Directors (to serve until 2010)

Steven C. Ackmann

Mr. Ackmann, age 57, has been a Director of the Company since August of 2007 and has served as the Company’s President and Chief Executive Officer since August 2004.  Mr. Ackmann served as President and Chief Executive Officer of the Bank since July 2004.  Prior to that date, Mr. Ackmann was an officer of FNB Corporation, Johnstown, Pennsylvania.

Brian J. Cali, Esquire

Mr. Cali, age 56, has been a Director of the Company since February of 2001.  Mr. Cali has served as a member of the Bank’s Board of Directors since February of 2001.  He is a self-employed attorney practicing in Dunmore, Pennsylvania.

Patrick J. Dempsey

Mr. Dempsey, age 75, has been a Director of the Company since 1999. Mr. Dempsey has also served as a member of the Bank’s Board of Directors since 1985.  He is the Chairman of the Board of Dempsey Uniform & Linen Supply, Inc., in Jessup, Pennsylvania.

Family Relationships

Director Mary E. McDonald is the aunt of Director Michael J. McDonald.  Director Brian J. Cali is the son of Samuel C. Cali, Chairman Emeritus.

Executive Officers of the Company and Bank

Steven C. Ackmann, age 57, has served as the Company’s President and Chief Executive Officer since August 2004.  Mr. Ackmann served as President and Chief Executive Officer of the Bank since July 2004.  Prior to that date, Mr. Ackmann was an officer of FNB Corporation, Johnstown, Pennsylvania.

Daniel J. Santaniello, age 43, has served as Vice President and Chief Operating Officer of the Company since May 2004.  Mr. Santaniello has been employed by the Bank since July 2001 and serves as Executive Vice President and Chief Operating Officer.

Salvatore R. DeFrancesco, Jr., CPA, age 39, has served as Treasurer and Chief Financial Officer of the Company since January 2003.  Mr. DeFrancesco has been employed by the Bank since January 2003 and serves as Executive Vice President and Chief Financial Officer.

Timothy P. O’Brien, age 57, has been employed by the Bank since January 2008 and serves as Executive Vice President and Chief Commercial Banking Officer.  Prior to joining the Bank, Mr. O’Brien was Senior Management/Commercial Loan Officer of Community Bank and Trust Company in Clarks Summit, Pennsylvania.

John T. Piszak, age 62, has been employed by the Bank since January 2004 and currently serves as Executive Vice President and Chief Risk Officer.  Mr. Piszak has more than 35 years of experience in the banking profession.   Previous to joining the Bank, Mr. Piszak held executive positions at both regional and community banks in Northeastern Pennsylvania.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet the Nasdaq standards for independence.  The Audit Committee operates under a written charter adopted in 2004 by the Board of Directors, which was reviewed and revised in February 2008, and is available on our website, www.bankatfidelity.com.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel and internal auditors. The Audit Committee also discussed with the Company’s senior management and independent registered public accountants the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meeting with both the independent registered public accountants and the internal auditors, as well as with the Chief Financial Officer, Chief Operating Officer and the Chief Executive Officer on a number of occasions, each of whom has unrestricted access to the Audit Committee.

The Audit Committee has outsourced the internal audit function to the local certified public accounting firm of McGrail Merkel Quinn & Associates.  The main responsibility of this firm was to complete the internal audits necessary to meet the monitoring component of the Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Other responsibilities included the identifying, re-testing and reporting all significant findings to the Audit Committee.

The commitment of the Audit Committee, internal audit, and management, resulted in the completion of the scheduled internal audits. Management, in response to findings, has taken corrective action and internal audit re-testing was performed as required.  The combined efforts were successful in meeting the internal control components of risk assessment and monitoring required by year end.  The internal audit outsource arrangement, audit schedule and the commitment to maintain an effective system of internal controls, required under regulation, caused the Audit Committee to meet five times (5) in 2008.

The Audit Committee selected Parente Randolph, LLC as the independent registered public accounting firm for the Company in 2008 after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

Parente Randolph, LLC audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should have been raised with the Audit Committee.

The Audit Committee reviewed with management and Parente Randolph, LLC the Company’s audited consolidated financial statements and met separately with both management and Parente Randolph, LLC to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and Parente Randolph, LLC has confirmed, to the Audit

Committee, that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from Parente Randolph, LLC the written disclosure and the letter required by Public Company Accounting Oversight Board Rules 3526, Communication with Audit Committee concerning Independence.  The Audit Committee first discussed with Parente Randolph, LLC the items related to the firm’s independence from the Company. The Audit Committee also discussed with Parente Randolph, LLC matters required to be discussed by the Statement on Auditing Standards No. 114, Communication with those Charged with Governance, of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. As such, the Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Parente Randolph, LLC and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.  The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Parente Randolph, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Members of the Audit Committee

Michael J. McDonald, Chairman
Samuel C. Cali
David L. Tressler, Sr.
Mary E. McDonald

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

As of February 28, 2009, we know of no shareholder who owned more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner.

The following table provides information, as of February 28, 2009, with respect to the following beneficial owners of the Company’s common stock:

•                                          Each Director of the Company

•                                          Each named Executive Officer

•                                          All Executive Officers and Directors as a group

We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

•                                          Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

•                                          Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

•                                          Of which the person has investment power, which includes the power to dispose of or direct the disposition of the stock.

Also, a person who has the right to acquire shares within 60 days after February 28, 2009, will be considered to own the shares.  As of February 28, 2009, the number of shares of common stock outstanding was approximately 2,062,128.  The calculation of percentages is based upon this number, plus 39,790 shares of common stock subject to exercisable options for a total of 2,101,918 shares.

Name of Individual and Position with Company	Amount and Nature of Beneficial Ownership of Company’s Common Stock(1)	Percentage of Company’s Common Stock Beneficially Owned

Brian J. Cali	97,277 (2)	4.63%
Director

Mary E. McDonald	89,399 (3)	4.25%
Assistant Secretary, Director

Michael J. McDonald	75,114 (4)	3.57%
Vice Chairman, Director & Nominee

Samuel C. Cali	69,630 (5)	3.31%
Chairman Emeritus, Director

Patrick J. Dempsey	40,119 (6)	1.91%
Chairman of the Board & Director

David L. Tressler, Sr.	14,076 (7)	*
Director

John T. Cognetti	12,693 (8)	*
Secretary, Director & Nominee

Steven C. Ackmann	12,098 (9)	*
President, CEO & Director

Timothy P. O’Brien	4,365 (10)	*
Executive Vice President & CCBO of the Bank

Daniel J. Santaniello	3,998 (11)	*
Vice President & COO

Salvatore R. DeFrancesco, Jr.	3,521 (12)	*
Treasurer & CFO

John T. Piszak	930 (13)	*
Executive Vice President & CRO of the Bank

All Officers and Directors as a Group (8 Directors, 5 Officers, 12 persons in total)	423,220	20.13%

*	Represents beneficial ownership of less than 1% of the Company’s common stock.

(1)	Information furnished by the directors and the Company.

(2)

Figure includes 70,300 shares held solely by Mr. Cali, 14,803 shares held for Mr. Cali in a self-employed retirement trust, 4,528 shares held jointly by Mr. Cali and his children, 4,596 held by Mr. Cali’s children and 3,050 exercisable stock options.

(3)	Figure includes 85,799 shares held solely by Mrs. McDonald and 3,600 exercisable stock options.

(4)

Figure includes 57,272 shares held solely by Mr. McDonald, 11,266 shares held by Mr. McDonald’s spouse, 1,086 shares held by Mr. McDonald’s spouse and children, 1,340 shares held by Mr. McDonald’s children and 4,150 exercisable stock options.

(5)	Figure includes 65,480 shares held in Jane Cali’s Revocable Trust and 4,150 exercisable stock options.

(6)	Figure includes 4,879 shares held solely by Mr. Dempsey, 31,090 shares held by Mr. Dempsey’s spouse and 4,150 exercisable stock options.

(7)

Figure includes 2,886 shares held solely by Mr. Tressler, 641 shares held jointly by Mr. Tressler and his spouse, 1,230 shares held in trust for Mr. Tressler’s spouse and child, 4,674 shares held jointly for Mr. Tressler in trust with his son, 361 shares held jointly by Mr. Tressler and his daughter, 134 shares held jointly by Mr. Tressler and his grandchildren and 4,150 exercisable stock options.

(8)

Figure includes 14 shares held solely by Mr. Cognetti, 6,313 shares held solely for Mr. Cognetti in an IRA, 191 shares held jointly by Mr. Cognetti and his spouse, 471 shares held by Mr. Cognetti’s spouse, 1,554 shares held by Mr. Cognetti’s spouse and children and 4,150 exercisable stock options.

(9)	Figure includes 1,900 shares held solely for Mr. Ackmann in an IRA, and 7,698 shares held jointly by Mr. Ackmann and his spouse and 2,500 exercisable stock options.

(10)

Figure includes 350 shares held jointly by Mr. O’Brien and his spouse, 650 shares held in partnership with Mr. O’Brien and his brother, 2,065 shares held in an investment club of which Mr. O’Brien is a member, 300 shares held in an investment club of which Mr. O’Brien’s spouse is a member and 1,000 exercisable stock options.

(11)	Figure includes 1,829 shares held solely by Mr. Santaniello, 619 shares held jointly by Mr. Santaniello and his spouse and 1,550 exercisable stock options.

(12)	Figure includes 1,521 shares held jointly by Mr. DeFrancesco and his spouse and 2,000 exercisable stock options.

(13)	Figure includes 430 shares held solely by Mr. Piszak and 500 exercisable stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all filed Section 16(a) forms.  The Board of Directors knows of no persons who own greater than 10% of the Company’s outstanding common stock.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from January 1, 2008, through December 31, 2008, all officers and directors were in compliance with all filing requirements applicable to them.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

WITH MANAGEMENT

Except as described below, the Company has not entered into and does not intend to enter into any material transactions with any director or executive officer of the Company and/or the Bank or their associates.

Some of our directors and officers and the companies with which they are associated had banking transactions with the Bank in the ordinary course of its business during 2008, and the Bank expects to continue such banking transactions in the future.

Total loans outstanding from the Bank at December 31, 2008, to the Company’s/Bank’s officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 5% or more, amounted to $9,269,147 or approximately 19% of the total shareholder’s equity of the Bank.  The Bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

The largest total amount of indebtedness outstanding during 2008 to the above described group was approximately $10,417,266.  The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2009, to the above group was approximately $8,801,044.

Policies and procedures for approving loans to related parties are comparable to those applied to non-related parties. In deciding whether to approve other types of related person transactions the following factors may be considered:

•                  information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•                  the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•                  an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties; and

•                  the business advantage the Company would gain by engaging in the transaction.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and that are as favorable to the Company as would be available from non-related entities in comparable transactions.

Other than loans, there have been no material transactions between the Company or the Bank, nor any material transactions proposed, with any Director or Executive Officer of the Company or the Bank, or any associate of these persons.  The Bank does, from time to time, enter into non-material transactions with related parties.

During 2008, the Bank paid, in its ordinary course of business, for legal services performed by Brian J. Cali, Esquire and by Tressler Law, LLC, of which James M. Tressler, Esquire is the owner and son of David L. Tressler, Sr.

Further, in 2008, the Bank paid Dempsey Uniform & Linen Supply, Inc., of which Patrick J. Dempsey is Chairman of the Board, for linen services; Guy Cali and Associates, Inc., of which Guy Cali,

son of Samuel C. Cali, is owner, for photography services and creative projects; and DX Dempsey, of which Michelle Dempsey, daughter of Patrick J. Dempsey, is owner, for architectural services.  All of these products and services were sold or provided according to the customary price or fee schedule of the seller or service provider.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Executive Committee acts as the Compensation Committee. The Committee members include Patrick J. Dempsey, Michael J. McDonald and Brian J. Cali.

Objectives of Compensation Programs

The Committee does not have a formal written charter or policy that guides the Committee’s actions. The Company’s compensation philosophy is to have a simple compensation plan that provides competitive levels of pay and benefits that will serve to attract and retain management talent, while at the same time motivating the executives to work toward providing a competitive level of returns for shareholders. Further, the committee seeks to avoid complex and formulaic compensation and bonus plans that could provide unintended areas of motivation or yield overly high levels of pay or bonuses. Unintended areas of motivation are deemed to be short-term actions that may yield rapid growth in assets, loans or deposits, but provide earnings or revenues that are not sustainable, or introduce elements of risk to the Company’s long-term growth goals.

The Committee has determined that executive compensation should consist of:

•                  Base Pay

•                  Annual Bonus

•                  Benefits

•                  Retirement Plan

•                  Profit Sharing Contributions

•                  Equity Based Compensation

•                  Perquisites

Base Pay

Base pay is deemed to be the basic part of the Company’s executive compensation and allows the executive to have a predictable level of income. The levels of base pay are primarily determined by levels of experience, performance and longevity with the Company; though no specific weight is ascribed to any of the above factors.

Annual Bonus

The President and Chief Executive Officer reviews the overall performance of the Company including return on assets, growth in both deposits and loans, improvement in non-performing assets and overall attainment of the annual operating budget, in establishing bonus recommendations. The President and Chief Executive Officer then make his recommendations to the Compensation Committee which uses its discretion in determining bonuses.  There is no overriding formula used to determine the bonus level.

Benefits

The Company believes it has comprehensive and competitive benefit plans that are available to all of the Company’s employees which are an additional incentive used in attracting and retaining employees. These include health insurance, short and long-term disability programs, term life insurance and an employee stock purchase plan. Each executive is eligible to participate in these plans to the same extent as all other employees of the Company.

Retirement Plan

Consistent with the Company’s compensation philosophy, the Company provides a 401(k) plan for all of its full-time employees, subject to certain eligibility requirements regarding age and length of employment. In order to encourage employees to save for retirement, the Company matches the employee contribution to the first 6% of pay contributed. Contributions by the executives are subject to the normal discrimination testing for these types of plans and are limited by those rules.

Profit Sharing Contribution

The above mentioned 401(k) plan also has a profit sharing component. This plan has the same eligibility requirements as the 401(k) plan plus the requirement of being an active employee as of the plan’s year end.  This plan is designed for the Company to pay out a discretionary amount annually to all eligible employees based on the Company’s profitability. The plan has previously paid out contributions ranging from 0% to 4% of eligible employees’ salaries. The executives are eligible to participate in this plan to the same extent as other employees.  The Company believes that this plan encourages longevity with the Company and encourages the employees to assist in keeping the Company profitable.

Equity Based Compensation

The Company has a Stock Incentive Plan that was adopted in 2000 and is designed to provide both qualified and non-qualified stock options. The plan provides for options to be granted at 100% of the closing price of the Company’s stock on the day the option is granted.  Options fully vest six months after the grant date and have a term of 10 years. Individual grants have an appreciable value when the market price of the Company’s stock increases above the price on the date the option was granted. There is no policy governing the amount and timing of any stock grant and the plan has had limited use since 2002. The Stock Incentive Plan is intended to align the interests of the participants with those of the shareholders.  The Compensation Committee uses its discretion in determining to whom and the amount of equity awarded.

Employee Stock Purchase Plan

In an effort to align the interests of the employees with those of the shareholders and to incent the employees to enhance the financial results of the Company, the Company established an Employee Stock Purchase Plan.  Under the plan, employees are allowed to purchase a limited number of shares of Company stock on January 1st every year at 90% of the lower of the ten trading day average of fair market value of the Company’s common stock as of December 31st or January 1st.  The purchase price of the stock is discounted to encourage employees to participate in the plan.

Perquisites

The Committee recognizes that perquisites are an important part of the executive compensation mix. Accordingly, in limited cases, the Company provides for automobiles and country club dues for select executives. These are designed to further the business goals of the Company and the executives are expected to reimburse the Company for any personal use of the selected benefit.

Role of Executive Officers in Compensation Decisions

The Executive Committee makes all compensation decisions with respect to the Executive Officers.  The Chief Executive Officer provides input regarding the performance of the other named Executive Officers and makes recommendations for their compensation amounts.  After carefully reviewing and discussing the Chief Executive Officer’s recommendations, the Compensation Committee determines the appropriate level of compensation.  The Chief Executive Officer is not involved with any aspect of determining his own pay.

Benchmarking

The Compensation Committee does not specifically benchmark compensation to the compensation paid at other financial institutions.  In deciding the appropriate levels of executive compensation, the Committee seeks input on the levels of compensation from a variety of sources:

•                  In 2004 a search was conducted for a new President and CEO. At that time levels of compensation necessary to attract management were provided by a search firm.

•                  Reviews of compensation levels of peer banks of a similar size and within the same or similar markets are reviewed.

•                  L.R. Webber provided a study of executive compensation levels of peer banks in 2005.

•                  In the fall of 2007, the company contracted with Strategic Compensation Planning, Inc. to study compensation practices of peer banks in the Northeast Pennsylvania region.

•                  Miscellaneous other compensation surveys.

No specific weight is given to any of the above inputs, but the Compensation Committee uses the above resources as a method to educate itself on the current trends in compensation.  Further, with banking being a highly regulated industry, adherence with regulatory guidelines is also considered.

Compensation Consultants

In 2008, the Company did not use a compensation consultant to determine the appropriate levels of compensation for its executives.

Material Differences in 2008 Executive Officer Compensation

The actual compensation of the executive officers is set forth in the Summary Compensation Table.  Adjustments to base pay made for named executive officers were based upon their performance and their respective positions.

Annual discretionary bonuses were awarded to each executive officer based on the Company’s performance in 2008. These amounts were paid in the first quarter of 2009 and reflect accomplishments for 2008.

Stock Options were awarded by the Board of Directors to Messrs. O’Brien and Santaniello in 2008, as a negotiated condition of hire.

Impact of Tax Deductibility of Compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s Chief Executive Officer or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners).  The amount of the executive’s compensation does not trigger Section 162(m).

Impact of Accounting and Tax

There were no compensation decisions made as a result of accounting and/or tax treatments except the inclusion of gross-up or gross-down provisions contained in the respective agreements as discussed below.

Triggering Events in Contracts

The Company has entered into employment agreements with the Mr. Ackmann, Mr. Santaniello, and Mr. O’Brien.  Employment agreements are standard in the financial services industry and are used to protect the Company’s client base through noncompetition provisions.  The triggering events that provide payment which are prevalent in the financial services industry include:

1.	Change in control
2.	Termination for good reason
3.	Disability
4.	Termination without cause
5.	Death
6.	Termination by the employee without good reason
7.	Nonrenewal of employment agreement

The triggering events for payment incent executives to maintain expected performance levels for continued employment. The triggering events and associated payouts used in the agreements are standard in the financial services industry and are deemed to be competitive. If the employment agreement is terminated upon the employee’s death, a termination by the employee without good reason, the employee’s disability or a termination for cause, the employee will not receive any payments under the agreement.  The employee may receive payments under the Company’s disability insurance plan.  The employee only receives a payment under the agreement if the employee’s employment is terminated after a change in control, without cause, or by the employee for good reason.  The contracts give the executive the security of knowing that if he is terminated in one of those scenarios, the executive will receive some form of compensation during his transition phase. The contracts contain change of control provisions whereby the executive is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

Commensurate with his position, only Mr. Ackmann is entitled to a payment in the event that his employment agreement is not renewed. In addition, the contracts contain a noncompetition provision, whereby the executive is not allowed to compete with the Company or solicit customers of the Company for a specific period of time.

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Executive Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Form 10-K.

Executive Committee

Patrick J. Dempsey, Chairman

Michael J. McDonald

Brian J. Cali

Summary Compensation Table

The following table provides the amount of compensation for services rendered in all capacities to the Company and the Bank which was paid, accrued or expensed for the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006, for those persons who were:

•                                          The Chief Executive Officer and Chief Financial Officer,

•                                          The three other most highly compensated executive officers of the Company or Bank to the extent such person’s total exceeded $100,000, and

•                                          One additional individual for whom disclosure would have been required to be provided but for the fact that he was not serving as an executive officer of the Company on December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All other Compensation ($)	Total ($)

Steven C. Ackmann,	2008	$230,769	$10,000	—	$26,939 (1)	$267,708
President and Chief Executive Officer of the Company and Bank	2007	$230,000	$30,000	$13,925 (7)	$26,208 (1)	$300,133
	2006	$214,929	$20,000	—	$23,621 (1)	$258,550

Salvatore R. DeFrancesco, Jr.,	2008	$136,162	$ 7,500	—	$14,157 (2)	$157,819
Treasurer and Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank	2007	$120,700	$15,000	$11,140 (7)	$11,693 (2)	$158,533
	2006	$105,876	$ 9,000	—	$ 6,655 (2)	$121,531

Daniel J. Santaniello,	2008	$140,917	$ 7,500	$ 5,170 (8)	$15,995 (3)	$169,582
Vice President and Chief Operating Officer of the Company; Executive Vice President and Chief Operating Officer of the Bank	2007	$135,390	—	—	$15,711 (3)	$151,101
	2006	$118,973	$10,000	—	$18,669 (3)	$147,642

John T. Piszak,	2008	$109,186	$ 6,000	—	$11,367 (4)	$126,553
Senior Vice President and Chief Risk Officer of the Bank	2007	$100,224	$12,500	$ 2,785 (7)	$11,463 (4)	$126,972
	2006	$ 89,625	$ 7,000	—	$ 9,454 (4)	$106,079

Timothy P. O’Brien,	2008	$144,352	$17,500	$ 4,520 (8)	$17,565 (6)	$183,937
Executive Vice President and Chief Commercial Banking Officer of the Bank

James G. Gorman,	2008	$141,537	—	—	$108,668 (5)	$250,205
Executive Vice President and Chief Commercial Banking Officer of the Bank(10)	2007	$148,471	—	—	$ 18,218 (5)	$166,689
	2006	$145,000	$ 8,760	$13,662 (9)	$ 16,933 (5)	$184,355

(1)          Figure represents the personal use value of a company automobile of $6,048 for 2008, $6,785 for 2007, $5,605 for 2006 and the 401(k) match and profit sharing plan contributions of $14,443 in 2008, $13,125 for 2007 and $11,975 for 2006. It includes life insurance premiums paid by the Company in the amount of $720 in 2008, $768 for 2007 and 2006. In addition, $5,728 was paid in 2008, $5,530 was paid in 2007 and $5,273 was paid in 2006 by the Company on behalf of Mr. Ackmann for country club membership dues.

(2)          Figure represents contributions to the 401(k) match and profit sharing plan of $8,131 in 2008, $6,873 in 2007 and $6,050 in 2006 on behalf of Mr. DeFrancesco. It also includes $630 of life insurance premiums paid by the Company in 2008, $641 in 2007 and $605 in 2006. In addition, $5,396 was paid in 2008 and $4,179 was paid in 2007 by the Company on behalf of Mr. DeFrancesco for country club membership dues.

(3)          Figure represents the personal use value of a company automobile of $1,175 and the 401(k) match and profit sharing plan of $8,455 in 2008, $4,389 in 2007 and $6,929 in 2006.  It also includes an insurance cash option paid of $923 in 2007 and $999 in 2006, country club and membership dues of $5,622 in 2008, $9,737 in 2007 and $10,063 in 2006, was paid on behalf of Mr. Santaniello. In addition, $743 for life insurance premiums was paid by the Company in 2008 for Mr. Santaniello, $662 in 2007 and $678 in 2006.

(4)          Figure represents the contributions for the 401(k) match and profit sharing plan of $7,301 in 2008, $5,896 for 2007 and $5,112 for 2006.  It also includes $371 for life insurance premiums paid by the Company in 2008 $346 in 2007 and 2006. In addition, $3,695 was paid by the Company on behalf of Mr. Piszak for country club membership dues during 2008, $5,221 in 2007 and $3,996 in 2006.

(5)          Figure represents the personal use value of a company automobile of $1,452 in 2008, $1,575 for 2007 and $1,488 for 2006 and the 401(k) match and profit sharing plan contributions of $11,544 in 2008, $8,703 for 2007 and $4,199 for 2006.  It also includes an insurance cash option paid of $846 in 2008, $1,000 in 2007 and $653 for life insurance paid in 2008, $835 in 2007 and $768 in 2006. In addition, $6,525 was paid by the Company on behalf of Mr. Gorman for country club membership dues during 2008, $6,105 in 2007 and $6,505 in 2006. Mr. Gorman was paid a severance of $88,494 at termination of employment.

(6)          Figure represents the personal use value of a company automobile of $6,048 for 2008, and the contributions for the 401(k) match and profit sharing plan of $6,438 in 2008.  It also includes $473 of life insurance premiums paid by the Company in 2008. In addition, $4,606 was paid by the Company on behalf of Mr. O’Brien for country club membership dues during 2008.

(7)          This figure represents the SFAS 123(R) value of the options granted to Messrs. Ackmann, DeFrancesco, and Piszak in December 2007.  For a discussion on the valuation of the 2007 option awards see Footnote 9, Stock Plans, contained in the consolidated financial statements of the Company’s 2007 Annual Report on Form 10-K, Part II Item 8.

(8)          This figure represents the SFAS 123(R) value of the options granted to Messrs. Santaniello and O’Brien in February 2008.  For a discussion on the valuation of the 2008 option awards see Footnote 9, Stock Plans, contained in the consolidated financial statements of the Company’s 2008 Annual Report on Form 10-K, Part II Item 8.

(9)          This figure represents the SFAS 123(R) value of the options granted to Mr. Gorman in January 2006.  For a discussion on the valuation of the 2006 option award see Footnote 9, Stock Plans, contained in the consolidated financial statements of the Company’s 2006 Annual Report on Form 10-K, Part II Item 8.

(10)    Mr. Gorman terminated his position with the Bank on October 22, 2008.

Employment Agreements

Employment Agreement with Steven C. Ackmann

The Company and the Bank entered into a three-year employment agreement with Steven C. Ackmann, President and Chief Executive Officer of the Company and Bank, on July 11, 2007, effective July 6, 2007.  The agreement provides for a minimum base salary and Mr. Ackmann may be awarded discretionary bonuses.  Pursuant to his employment agreement, Mr. Ackmann receives the following benefits: twenty days of annual vacation; a company automobile; a country club membership and participation in the Company’s employee benefit plans as allowed by the terms and conditions of the plans.  Mr. Ackmann’s agreement also provides for payments upon certain terminations which is discussed more fully in Potential Payments Upon Termination below and contains noncompetition and nonsolicitation provisions.

Employment Agreement with Timothy P. O’Brien

On January 3, 2008, the Corporation and the Bank entered into an Executive Employment Agreement with Timothy P. O’Brien, under which Mr. O’Brien will serve as Chief Commercial Banking Officer of the Bank and in such other capacities as the Bank or the Corporation directs.  Under the terms of the Employment Agreement, Mr. O’Brien’s employment commences effective January 22, 2008 and continues until such time as he or the Bank and the Corporation decides to terminate the employment relationship, with or without cause, or earlier upon Mr. O’Brien’s death or disability.  Mr. O’Brien is entitled to a base salary subject to annual reviews and adjustments.  In addition, Mr. O’Brien may receive additional bonuses in such amounts as the Bank or the Corporation shall determine in their sole discretion.  If the Corporation terminates Mr. O’Brien’s employment without cause, if he terminates his employment for good reason, or his employment is terminated after a change in control, then Mr. O’Brien is entitled to certain severance payments.  He is also bound by noncompetition and nonsolication provisions commensurate with the payments.

Employment Agreement with Daniel J. Santaniello

On February 28, 2008, the Corporation and the Bank entered into an Executive Employment Agreement with Daniel J. Santaniello, under which Mr. Santaniello will serve as Executive Vice President and Chief Operating Officer of the Bank, as Vice President and Chief Operating Officer of the Corporation and in such other capacities as the Bank or the Corporation directs.  Under the terms of the Employment Agreement, Mr. Santaniello’s employment continues until such time as he or the Bank and the Corporation decide to terminate the employment relationship, with or without cause, or earlier upon Mr. Santaniello’s death or disability.  Mr. Santaniello is entitled to certain severance payments as more fully described in Potential Payments Upon Termination below. Mr. Santaniello is also entitled to receive periodic bonuses in such amounts as the Bank or the Corporation shall determine in their sole discretion and is bound by noncompetition and nonsoliciation provisions.

Change of Control and Severance Agreement with Salvatore R. DeFrancesco, Jr.

Mr. DeFrancesco has a change of control agreement and severance agreement dated December 31, 2008 which provides for payments to the executive in the event of termination without cause, as defined in the agreement, or in the event of a change of control, as defined in the agreement.  Mr. DeFrancesco is also bound by noncompetition and nonsolication provisions commensurate with the payments.

OPTION GRANTS AND OUTSTANDING EQUITY AWARDS

The following tables summarize option grants to the named executives during 2008 and each outstanding option award as of December 31, 2008. Share and per-share amounts presented have been adjusted to reflect the effect of a 10% stock dividend paid on February 15, 2006, where applicable.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value Of Stock and Option Awards
Daniel J. Santaniello	02/19/2008	—	1,000	$27.75	$5.17
Timothy P. O’Brien	02/05/2008	—	1,000	$26.05	$4.52

The option grants vest six months from the date of grant.

Outstanding Equity Awards at Fiscal Year-End Table

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Vesting Date
Steven C. Ackmann	2,500	—	$28.90	12/18/2017	06/18/2008
Salvatore R. DeFrancesco, Jr.	2,000	—	$28.90	12/18/2017	06/18/2008
Daniel J. Santaniello	550	—	$34.09	01/02/2012	07/02/2002
Daniel J. Santaniello	1,000	—	$27.75	02/19/2018	08/19/2008
Timothy P. O’Brien	1,000	—	$26.05	02/05/2018	08/05/2008
John T. Piszak	500	—	$28.90	12/18/2017	06/18/2008
James T. Gorman	2,200	—	$36.59	01/04/2016	07/04/2006

Exercises of Stock Options in Fiscal Year 2008

There were no exercises of stock options by named executives during 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2008.  Information is included for both equity compensation plans approved and not approved by Fidelity D & D Bancorp, Inc. shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Fidelity D & D Bancorp, Inc. shareholders:

2000 Independent Director Stock Option Plan	30,150	$30.24	24,850

2000 Stock Incentive Plan	12,830	$30.96	39,970

2002 Employee Stock Purchase Plan	1,701	$23.85	100,918

Equity compensation plans not approved by Fidelity D & D Bancorp, Inc. shareholders:	-0-	$0.00	-0-

Totals	44,681	$30.21	165,738

2000 Independent Directors Stock Option Plan

The Company maintains an independent director stock option plan that was approved by the shareholders at the 2001 Annual Meeting.  The purpose of this plan is to advance the development, growth and financial condition of the Company by providing an incentive, through participation in the appreciation of the common stock of the Company, in order to secure, retain and motivate members of the Company’s Board of Directors who are not officers or employees of the Company or the Bank.  No stock options were granted to any Director in 2008.  The purchase price of the option is the fair market value of the Company’s common stock on the date of grant.  As of February 28, 2009, 27,400 outstanding options have been granted under this plan.

2000 Stock Incentive Plan

The Company maintains a stock incentive plan that was approved by the shareholders at the 2001 Annual Meeting.  The purpose of this plan is to advance the development, growth and financial condition of the Company by providing incentives through participation in the appreciation of the common stock of the Company in order to secure, retain and motivate personnel responsible for the operation and management of the Company and the Bank.  There were 2,000 non-qualified stock options granted to executives in 2008.  The purchase price of the option is the fair market value of the Company’s common stock on the date of grant.  As of February 28, 2009, 12,390 outstanding options have been granted to key personnel under this plan.

2002 Employee Stock Purchase Plan

The Company maintains an employee stock purchase plan that was approved by the shareholders at the 2002 Annual Meeting.  The purpose of this plan is to provide Company and Bank employees the opportunity to acquire ownership interests in the Company and to motivate the employees to improve job performance and enhance the financial results of the Company.  Under the plan, each eligible employee may purchase a limited number of shares of the Company’s common stock on each January 1st at a purchase price per share equal to 90% of the lower of the ten trading day average of fair market value of the Company’s common stock as of December 31st or January 1st of the previous year.  The subsequent sale or transfer of the purchased shares under the plan is restricted for one year from the purchase date.

POTENTIAL PAYMENTS UPON TERMINATION

Payments under each executive’s contract as detailed below would be triggered by termination of executive’s employment for cause, good reason, disability, death, voluntary separation absent good reason, involuntary termination absent cause, and in the event of a change in control.

Steven Ackmann

The table below shows the payments upon termination of Mr. Ackmann as of December 31, 2008:

Form of Compensation:	Death	Disability	Cause	Good Reason	Voluntary, Absent Good Reason	Change in Control	Non- renewal	Involuntary Without Cause
Employment Agreement	$0	$0	$0	$250,000	$0	$513,807	$0	$250,000
Life Insurance	$400,000	—	—	—	—	—	—	—
Equity :
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0	$0

Mr. Ackmann’s employment agreement provides for its termination upon occurrence of various termination events, each as defined in the agreement and discussed below.  In the event the agreement terminates because of Mr. Ackmann’s death, for cause, or Mr. Ackmann terminates employment without good reason, Mr. Ackmann is entitled to his salary through the date of termination.  If Mr. Ackmann’s is diagnosed with a disability that is expected to last more than twelve months, then payments under the agreement can continue for up to six months at which time the company’s normal disability benefits will commence. If the agreement terminates because Mr. Ackmann’s employment is terminated without cause or he terminates his employment for good reason, and

(i)            if Mr. Ackmann has twelve months or more remaining on his employment agreement he will receive his full annual salary; or

(ii)           if Mr. Ackmann has less than twelve months remaining on his employment agreement, he will receive one half of his annual salary.

If Mr. Ackmann has less than twelve months remaining on his agreement and he has expressed a desire to renew the agreement and the corporation has said the agreement will not be continued beyond the remaining term, then the corporation will continue to pay him through the remainder of the term of the agreement and will then pay an amount equal to one half his annual salary.

If a change in control occurs, Mr. Ackmann may resign effective upon the change in control and receive an amount equal to two times his then current annual salary and health care, life and disability benefits for one year.

Daniel J. Santaniello

The table below shows the payments upon termination of Mr. Santaniello as of December 31, 2008:

Form of Compensation:	Death	Disability	Cause	Good Reason	Voluntary, Absent Good Reason	Change in Control	Non- renewal	Involuntary Without Cause
Employment Agreement	$0	$0	$0	$161,677	$0	$321,677	$0	$161,677
Life Insurance	$376,000	—	—	—	—	—	—	—
Equity :
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0	$0

If the Corporation terminates Mr. Santaniello’s employment without cause or if Mr. Santaniello terminates his employment for good reason, he will be entitled to a severance payment equal to his current annual salary and health care, life and disability benefits for one year.  If Mr. Santaniello’s employment terminates in connection with a change in control, he will be entitled to a severance payment equal to two times his current annual salary, payable on the first business day of the month following the date that is six months after his termination from employment, and health care, life and disability benefits for one year.

Timothy P. O’Brien

The table below shows the payments upon termination of Mr. O’Brien as of December 31, 2008:

Form of Compensation:	Death	Disability	Cause	Good Reason	Voluntary, Absent Good Reason	Change in Control	Non- renewal	Involuntary Without Cause
Employment Agreement	$0	$0	$0	$169,033	$0	$324,033	$0	$169,033
Life Insurance	$400,000	—	—	—	—	—	—	—
Equity :
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0	$0

If the Corporation terminates Mr. O’Brien’s employment without cause or if Mr. O’Brien terminates his employment for good reason, he will be entitled to a severance payment equal to his current annual salary, payable within thirty days of his termination, and health care, life and disability benefits for one year.  If Mr. O’Brien’s employment terminates in connection with a change in control, he will be entitled to a severance payment equal to two times his current annual salary, payable on the first business day of the month following the date that is six months after his termination from employment, and health care, life and disability benefits for one year.

Salvatore R. DeFrancesco, Jr.

The table below shows the payments upon termination of Mr. DeFrancesco as of December 31, 2008:

Form of Compensation:	Death	Disability	Cause	Good Reason	Voluntary, absent good Reason	Change in Control	Non- renewal	Involuntary Without Cause
Agreement	$0	$0	$0	$0	$0	$139,130	$0	$70,449
Life Insurance	$350,000	—	—	—	—	—	—	—
Equity :
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0	$0

Mr. DeFrancesco has a change of control agreement and severance agreement dated December 31, 2008, which provides for payments to the executives in the event of termination without cause or in the event of a change of control. Payment for termination without cause will be six months of the executive’s then current annual salary, plus a continuation of benefits for the same period.  The change in control benefit is equal to his current annual salary plus continuation of benefits for up to one year.

James T. Gorman

Mr. Gorman received a severance payment of $88,494 in exchange for entering into an agreement releasing the corporation and bank from all claims and rights including but not limited to any claims relating to the termination of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Executive Committee (which functions as the Compensation Committee) interlocks or any insider participation during 2008.

COMPENSATION OF DIRECTORS

Directors receive no remuneration for attendance at the Company’s Board of Directors meetings.  However, the Bank pays each non-employee member of its Board a regular quarterly fee.  During 2008, the Bank paid a quarterly retainer of $7,500 to each non-employee Bank director for his or her services.  In addition the Chairman of the Board received an additional $3,750 per quarter, the Audit Committee Chairman received an additional $1,250 per quarter and members of the Executive Committee received an additional $1,250 per quarter. The Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings.  Directors must attend at least two out of three meetings per month of regularly scheduled Board or committee meetings.  In the aggregate, the Bank paid its directors $270,000 for all services rendered in 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards ($)	All Other Compensation		Total

Patrick J. Dempsey	$50,000	—	—		$50,000

Michael J. McDonald	$40,000	—	—		$40,000

Brian J. Cali	$35,000	—	$25,000	(1)	$60,000

Samuel C. Cali, John T. Cognetti, Mary E. McDonald, David L. Tressler, Sr., each	$30,000	—	—		$30,000

(1)          Annual retainer as General Counsel of the Company

In addition, under the 2000 Independent Directors Stock Option Plan, non-employee directors of the Company were eligible to receive stock option awards during 2008. No awards were granted during 2008.  The aggregate number of outstanding option awards for each listed Director as of December 31, 2008 was:  Mr. Dempsey — 4,700; Mr. McDonald — 4,700; Mr. Brian Cali — 3,050; Mr. Samuel Cali — 4,700; Mr. Cognetti — 4,700; Mrs. McDonald — 3,600; and Mr. Tressler — 4,700.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

The Board of Directors has selected Parente Randolph, LLC as the independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the year ending December 31, 2009.  The Board of Directors of the Company and the Audit Committee believe that Parente Randolph, LLC’s knowledge of Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank is invaluable.  Parente Randolph, LLC advised the Company that none of its members has any financial interest in the Company or the Bank.  Parente Randolph, LLC served as the Company’s independent registered accountants for the 2008 year.  It assisted the Company and the Bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging for such services at its customary hourly billing rates.  The Company’s and the Bank’s Audit Committee approved these non-audit services after due consideration of the accountants’ objectivity and after finding them to be wholly independent.

Aggregate fees billed to the Company by Parente Randolph, LLC for services rendered are presented below:

	Year Ended December 31,
	2008	2007

Audit fees	$86,160	$92,405

Audit related fees	20,550	19,500

Tax fees	4,725	6,350

All other fees	5,350	4,950

Audit fees included fees billed for professional services rendered for the audit of the Company’s consolidated financial statements.  Audit related fees included fees billed for the review of the Company’s Forms 10-Q or services that are normally provided by Parente Randolph, LLC in connection with statutory and regulatory filings.  Also, fees billed for other engagements of assurance and related services by Parente Randolph, LLC that are reasonably related to the performance of either the audit or quarterly review of the Company’s filings are not reported under the audit fees section of the table above.

Tax fees include fees billed for professional services rendered by Parente Randolph, LLC for tax compliance or advice.  These services included the preparation of the Company’s 2007 and 2006 Consolidated Federal Corporate Income Tax Returns and Pennsylvania Corporate Tax Reports along with the 2008 and 2007 Pennsylvania Bank Shares Tax Returns.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered accountants.  These services may include audit services, audit related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered accountants.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.  For each proposed service, the independent registered accountant is required to provide detailed back-up documentation at the time of approval.

In the event that the shareholders do not ratify the selection of Parente Randolph, LLC as the independent registered public accounting firm for the 2009 fiscal year, the Board of Directors may choose another accounting firm to provide independent registered public accountant/audit services for the 2009 fiscal year.

Representatives of Parente Randolph, LLC are expected to attend the annual meeting, will have an opportunity to make a statement, if they desire, and will be available to answer questions.

The Board of Directors recommends a vote FOR the ratification of Parente Randolph, LLC, as the independent registered public accounting firm for 2009.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the Notice of Annual Meeting of Shareholders that properly may come before the annual meeting.  However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the Company on the recommendation of the Board of Directors.

ADDITIONAL INFORMATION

The Company encloses a copy of the annual report for the fiscal year ended December 31, 2008, with this proxy statement.  The annual report is also available online at www.bankatfidelity.com/ proxymaterials.  In addition, upon request, any shareholder may obtain, without charge, a copy of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2008, including the consolidated financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, from Salvatore R. DeFrancesco, Jr., Treasurer and Chief Financial Officer, Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 or by calling (570) 342-8281.

REVOCABLE PROXY

FIDELITY D & D BANCORP, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Steven C. Ackmann, Brian J. Cali. Esquire and Patrick J. Dempsey and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Fidelity D & D Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the Annual Meeting of Shareholders to be held at Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512, on Tuesday, May 5, 2009, at 3:00 p.m. Eastern Daylight Time, and at any adjournment or postponement of the meeting as follows:

		For	Withhold	For All Except
1.	Election of two Class A Directors to serve for a three-year term:	☐	☐	☐

John T. Cognetti	Michael J. McDonald, Esquire

The Board of Directors recommends a vote FOR all nominees.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Ratification of the selection of Parente Randolph, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2009: and	☐	☐	☐

The Board of Directors recommends a vote “FOR”this proposal.

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER(S), IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2 LISTED ABOVE.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING OR CALL 1-800-388-4380.				☐

Please be sure to date and sign this proxy card in the box below.
Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIDELITY D & D BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

The Notice of Meeting, Proxy Statement and Annual
Report to Shareholders are available online at:

www.bankatfidelity.com/proxymaterials

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